Kayne Anderson Energy Development Company, Tortoise Capital Resources Corporation and Hartz Capital MLP Announce the Formation of VantaCore Partners LP

HOUSTON, TX -- 05/22/2007 -- (NYSE: KED) Kayne Anderson Energy Development Company ("Kayne Anderson" or "KED"), Tortoise Capital Resources Corporation ("Tortoise") and Hartz Capital MLP, LLC ("Hartz") announced today the formation and funding of VantaCore Partners LP (the "Partnership" or "VantaCore"), a non-traded limited partnership focused on acquiring competitively advantaged aggregate businesses in the domestic U.S. market. Proceeds from the funding were used as partial consideration for the acquisition of Winn Materials and Winn Marine, whose assets consist of a limestone quarry and dock facility in Clarksville, TN, and McIntosh Construction Company and McAsphalt, whose assets consist of two asphalt plants and an asphalt paving business in Clarksville, TN.

Kayne Anderson invested $7.5 million in a senior secured term loan, $7.0 million in a subordinated convertible note and $1.8 million in common units of the Partnership. Tortoise and Hartz have also each acquired $12.25 million of equity and debt interests in the Partnership.

"We are excited about the Winn and McIntosh businesses, the first acquisitions for our company," said Colin Oerton, CEO of VantaCore. "VantaCore was formed to acquire a series of small and mid-sized aggregate and related companies, and Winn and McIntosh make excellent platform companies from which to grow our business. The companies also have complementary operations, with Winn able to provide McIntosh with a portion of its aggregate needs. Winn, which has approximately 40 million tons of permitted surface reserves, sold approximately 1.3 million tons of crushed stone in 2006. McIntosh, established in 1966, serves primarily the Montgomery County, TN market."

KED is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. KED's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. KED will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

This press release does not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

The securities have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains statements, estimates or projections that may constitute "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from KED's historical experience and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. KED undertakes no obligation to publicly update or revise any forward-looking statements. There is no assurance that KED's investment objectives will be attained.

Contacts:
KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
www.kaynebdc.com
(888) 533-1232